February 8, 2007


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


RE:SOUTH TEXAS OIL COMPANY


Ladies and Gentlemen:

I have read the statements made by SOUTH TEXAS OIL COMPANY in Item 4.01 of the accompanying Form 8-K (Commission file number 0-50732), which is being filed with the Securities and Exchange Commission. I agree with the statements contained therein concerning the firm.

Very truly yours,

/s/ Larry O'Donnell
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Larry O'Donnell, CPA, P.C.